Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (No. 333-195901) on Form S-1, Amendment No. 4, of our report dated June 23, 2014 (which report expresses an unqualified opinion and includes an emphasis of matter paragraph concerning the Company’s ability to continue as a going concern) relating to the consolidated financial statements of VistaGen Therapeutics, Inc. which appear in such Registration Statement.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ OUM & CO. LLP

San Francisco, California
July 28, 2014